Exhibit 99.1

Amendment No. 1 to Credit Agreement

This Amendment No. 1, dated as of October 1, 2009 (this "Amendment"), among Enexus Energy Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined below) party hereto, Citigroup Global Markets Inc. and Goldman Sachs Lending Partners LLC, as joint book runners and joint lead arrangers (in such capacities, collectively, the "Arrangers"), BNP Paribas, as administrative agent (in such capacity, the "Administrative Agent"), amends certain provisions of the Credit Agreement, dated as of December 23, 2008 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers (in each case as defined therein) from time to time party thereto, the Arrangers, the Administrative Agent, and The Bank of Nova Scotia Trust Company of New York, as collateral agent (in such capacity and together with its successors, the "Collateral Agent") and Mizuho Corporate Bank, Ltd., as syndication agent (in such capacity, the "Syndication Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W i t n e s s e t h:

Whereas, the Borrower has requested that the Arrangers, the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement as set forth herein; and

Whereas, the Arrangers, the Administrative Agent and the Lenders party hereto (constituting all Lenders under the Credit Agreement following the Original Outside Date (as defined below)), agree, subject to the limitations and conditions set forth herein, to amend the Credit Agreement as set forth herein;

Now, Therefore, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:

    Amendments to the Credit Agreement

    The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below) and subject to satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to the Effectiveness of this Amendment) hereof, hereby amended as follows:

      Amendment to the preamble. Paragraph B of the preamble of the Credit Agreement is hereby amended by (i) replacing "prior to" with "after" and (ii) replacing "100%" with the phrase "at least 80.1%".

      Amendments to Article I (Definitions)

        The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Applicable Margin" shall mean (a) during the period commencing on the Funds Availability Date and ending one Business Day after the receipt by the Administrative Agent of the financial statements for the first full fiscal quarter ending after the Funds Availability Date required to be delivered pursuant to Section 5.05(a) or (b), as applicable, with respect to (i) Loans maintained as ABR Loans, a rate equal to 2.50% per annum and (ii) Loans maintained as Eurodollar Loans, a rate equal to 3.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Consolidated Total Leverage Ratio (determined on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.05(a) or 5.05(b)) set forth below:

Consolidated Total Leverage Ratio	ABR Loans	Eurodollar Loans
Greater than or equal to 4.0 to 1	2.75%	3.75%
Less than 4.0 to 1 and equal to or greater than 3.0 to 1	2.50%	3.50%
Less than 3.0 to 1	2.25%	3.25%

        Changes in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio on the last day of any subsequent fiscal quarter shall become effective as to all Loans upon delivery by the Borrower to the Administrative Agent of new financial statements pursuant to Section 5.05 (a) or (b), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Total Leverage Ratio), (i) if the Borrower shall fail to deliver such financial statements at the time specified in Section 5.05(a) or (b), as the case may be (such date, the "Financial Statement Delivery Failure Date"), the Applicable Margin from and including the first day following the Financial Statement Delivery Failure Date to, but not including, the date the Borrower delivers to the Administrative Agent such financial statements shall equal the highest possible Applicable Margin provided for by this definition and (ii) in the event that the financial statements or compliance certificate delivered pursuant to Section 5.05 are shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin that was applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Percentage shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower) and (iii) the Borrower shall promptly pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.

        The definition of "Change of Control" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Change of Control" shall mean, (a) from and after the Separation, (i) the acquisition of beneficial ownership, directly or indirectly, including by merger or consolidation by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower, (ii) the occupation of a majority of seats on the Board of Directors of the Borrower by Persons who were neither (A) members of the Board of Directors of the Borrower on the Funds Availability Date (the "Funding Date Board"), (B) nominated by the Funding Date Board, (C) appointed or nominated by directors so nominated or (D) approved by a majority of the Funding Date Board or by a majority of the members of the Board of Directors of the Borrower referred to in clauses (B) and (C) above (either by a specific vote or by approval of the proxy statement of the Borrower in which such individual is named as a nominee for election as a director; provided that such individuals cannot include persons not recommended for election by the then incumbent Board of Directors unless such Board of Directors determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors could reasonably be expected to violate a fiduciary duty under Applicable Laws) or (iii) the occurrence of a "change of control" (or any other defined term having a similar purpose) as defined in any contract, indenture or other agreement with respect to Material Indebtedness of the Borrower or any of its Restricted Subsidiaries and (b) prior to the Separation, Entergy shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the Borrower.

        The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Consolidated EBITDA" shall mean (a) Consolidated Net Income of the Borrower and its consolidated Subsidiaries for such period plus (b) the sum of, in each case to the extent reducing Consolidated Net Income for such period but without duplication, (i) Consolidated Interest Expense, (ii) any provision for income taxes, (iii) depreciation, depletion and amortization expenses, (iv) losses from extraordinary items (including from Commodity Hedging Transactions), (v) costs, expenses or charges (including any professional or underwriting fees) related to the Transactions, and (vi) all other non-cash charges and non-cash losses (including (A) the amount of any compensation deduction as the result of any grant of Capital Stock or Capital Stock Equivalents to employees, officers, directors or consultants, (B) losses from early extinguishment of Indebtedness and (C) decommissioning costs) minus (c) the sum of, in each case to the extent increasing Consolidated Net Income for such period but without duplication, (i) any credit for income taxes, (ii) gains from extraordinary items (including from Commodity Hedging Transactions), (iii) any other non-cash gains or other items which have been added in determining Consolidated Net Income, (including (A) any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any such Capital Stock or Capital Stock Equivalent and (B) gains from early extinguishment of Indebtedness); provided, however, that (i) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries will exclude the Consolidated EBITDA attributable to Unrestricted Subsidiaries unless (and solely to the extent) actually distributed in cash to the Borrower or any Restricted Subsidiary, and (ii) for purposes of calculating Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period for purposes of the Financial Covenants, (A) the Consolidated EBITDA of any Person or line of business acquired by the Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition made in accordance with the terms of this Agreement during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA, (i) in the event the Reorganization occurs after the beginning of any fiscal quarter, Consolidated EBITDA for such fiscal quarter shall be determined: (A) for the period prior to and including the date of Reorganization during such fiscal quarter, measuring Consolidated EBTIDA on a pro forma basis as if the Subsidiaries of the Borrower were Subsidiaries of the Borrower from the beginning of such period plus (B) for the period after the date of Reorganization and ending on the last day of such fiscal quarter, an amount equal to Consolidated EBITDA for such period; and (ii) to the extent any Test Period includes one or more fiscal quarters occurring prior to the fiscal quarter in which the Reorganization occurred, Consolidated EBITDA for each such prior fiscal quarter shall be measured on a pro forma basis as if the Subsidiaries of the Borrower were Subsidiaries of the Borrower from the beginning of such prior fiscal quarter.

        The definition of "Consolidated Interest Expense" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Consolidated Interest Expense" shall mean, for the Borrower and its consolidated Subsidiaries for any period, consolidated total cash interest expense of the Borrower and its consolidated Subsidiaries for such period; provided, however, that Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries will (a) exclude cash interest expense of Unrestricted Subsidiaries and (b) be net of cash interest income. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense, in the event the Reorganization occurs after the beginning of any Test Period, Consolidated Interest Expense for such Test Period shall be deemed to be an amount equal to Consolidated Interest Expense for the period beginning on the date of the Reorganization and ending on the last day of such Test Period, divided by the number of days in such period and multiplied by 365.

        The definition of "Consolidated Total Net Debt" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Consolidated Total Net Debt" shall mean, without duplication, all liabilities, obligations and indebtedness (whether contingent or otherwise) (i) of the type specified in clauses (a), (b), (d) and (e) of the definition of "Indebtedness" (in the case of indebtedness specified in such clause (d), as reported over time in accordance with GAAP), (ii) in respect of Capital Lease Obligations permitted under Section 6.01(f), (iii) for reimbursement obligations in respect of drawn letters of credit (including, with respect to any Loan Party, Letters of Credit issued hereunder), (iv) under any Guarantee of obligations of the type described in clauses (i) through (iii) of this definition; and (v) in respect of unfunded vested benefits under plans covered by Title IV of ERISA, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP); provided, however, that notwithstanding the foregoing, "Consolidated Total Net Debt" shall not include the unfunded portion of any Credit Support Facilities or any Guarantees of the obligations thereof and shall be net of (x) Unrestricted Cash and (y) cash or Cash Equivalents posted as collateral in respect of Credit Support Facilities not secured by the Collateral (but only to the extent of any Indebtedness of the type specified in clauses (a) and (b) of the definition of Indebtedness and clause (iii) above in respect of the Credit Support Facility for which such cash or Cash Equivalents have been posted).

        The definition of "Environmental Laws" in Section 1.01 of the Credit Agreement is hereby amended by inserting the word "permits," after the words "legally binding" in the second line thereof.

        Clause (viii) of the definition of "Excluded Assets" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (viii) cash and Cash Equivalents subject to Liens pursuant to clauses (b), (n), (w) and (z) of Section 6.02; and

        The definition of "Interest Rate Hedging Transactions" is hereby amended by deleting the period at the end of such definition and replacing it with "and, in any case, not entered into for speculative purposes. For the avoidance of doubt, the determination as to whether or not an Interest Rate Hedging Transaction is speculative shall be made as of the date such Interest Rate Hedging Transaction is entered into by the Borrower or any Restricted Subsidiary."

        The definition of "Loan Documents" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Loan Documents" shall mean this Agreement, Amendment No. 1, the Entergy Side Letter, any Notes delivered hereunder, the Security Documents, the Fee Letter, the Letter of Credit Fee Letter, any Intercompany Debt Subordination Agreement and each certificate, agreement or document executed by a Loan Party and delivered to the Arrangers, the Administrative Agent, the Collateral Agent or any Lender in connection with or pursuant to any of the foregoing.

        The definition of "Outside Date" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Outside Date" shall mean July 1, 2010.

        The definition of "Registration Statement" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Registration Statement" shall mean the Borrower's Exchange Act Registration Statement on Form 10 filed with the SEC, including the exhibits filed therewith and the information statement contained therein, in the form that such filed Registration Statement would be in were it to be amended through the draft Amendment No. 4 posted to Intralinks for Lender review on September 15, 2009, and including any further amendment or modification of the terms thereof (except to the extent that such amendment or modification is materially adverse to the Lenders, in which case the Arrangers and the Required Lenders shall have given their prior written consent to such amendment or modification).

        The definition of "Separation Documents" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Separation Documents" shall mean (i) the Separation and Distribution Agreement by and between Entergy and the Borrower and (ii) the Limited Liability Company Agreement of EquaGen by and among Entergy EquaGen Holdings, LLC, Enexus EquaGen Holdings, LLC and EquaGen, each as in effect on the Funds Availability Date, in each case together with the schedules and exhibits thereto.

        The definition of "Signing Date" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Signing Date" shall mean December 23, 2008.

        The definition of "Total Commitments" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Total Commitments" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The Total Commitments on the Amendment No. 1 Effective Date is $1,200,000,000.

        The definition of "Transactions" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Transactions" shall mean, collectively, (i) the Reorganization, (ii) the Separation, (iii) the execution, delivery and performance by the Loan Parties of the Transaction Documents to which they are a party, including the Borrowings hereunder, the issuance of the Senior Notes, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, and (iv) the granting of Liens pursuant to the Security Documents.

        The definition of "Unrestricted Cash" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Unrestricted Cash" shall mean all cash or Cash Equivalents (in each case, free and clear of all Liens except as described in clause (ii) of the proviso below and except for (a) nonconsensual Liens permitted by Section 6.02 and (b) Liens of the Collateral Agent pursuant to the Security Documents ) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of such date; provided that Unrestricted Cash shall (i) exclude cash or Cash Equivalents of any Unrestricted Subsidiary or any Foreign Subsidiary and (ii) except to the extent captured in clause (i) of this proviso, include the proceeds of Indebtedness of the types set forth in clauses (a) or (b) of the definition of Indebtedness to the extent posted as collateral in respect of undrawn letters of credit.

        The definition of "Unused Commitment Fee Rate" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Unused Commitment Fee Rate" shall mean a rate per annum equal to 0.75%.

        The following definitions are hereby inserted in Section 1.01 of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definition thereunder:

      "Amendment No. 1" shall mean that certain Amendment No. 1 to the Credit Agreement, dated as of October 1, 2009 among the Borrower, the Lenders party thereto and the Administrative Agent.

      "Amendment No. 1 Effective Date" shall mean the "Amendment No. 1 Effective Date" as defined in Amendment No. 1.

      "Available Liquidity" shall mean, at any time, the (a) then effective Commitments minus (b) the Revolving Credit Outstandings plus (c) Unrestricted Cash.

      "Entergy Credit Agreement" shall mean that certain Credit Agreement, dated as of August 2, 2007, by and among Entergy, the banks named therein as banks, Citibank, N.A., as administrative agent and LC issuing bank, ABN Amro Bank N.V. and Bank of Nova Scotia, as LC issuing banks, the other LC issuing banks from time to time party thereto, Citigroup Global Markets Inc., as sole lead arranger & book manager, ABN Amro Bank N.V., BNP Paribas, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland, as co-syndication agents, as such agreement is in effect on the Amendment No. 1 Effective Date.

      "Entergy Side Letter" shall mean, to the extent delivered pursuant to Section 4.03(o) of this Agreement, that certain side letter dated as of the Funds Availability Date by Entergy addressed to the Administrative Agent, the Arrangers and the Lenders.

      "Non-Extending Lenders" shall mean the Lenders with Commitments hereunder on the Signing Date that do not consent to Amendment No. 1.

      "Original Outside Date" shall mean October 1, 2009.

      "Pledge and Control Agreement" means a pledge and control agreement in form and substance reasonably satisfactory to the Arrangers to be entered into by and among the Borrower, the trustee under the Senior Notes and a securities intermediary.

      Amendments to Article II (The Credits).

        Section 2.03 of the Credit Agreement is hereby amended by replacing the words "and for the account of the Borrower" in the second and third lines thereof to with the words "for the account of the Borrower or the other Persons described in Section 3.13 in accordance with this Agreement".

        Section 2.12 of the Credit Agreement is hereby amended by replacing all references to "Section 2.7 of the Intercreditor Agreement" contained therein with "Section 2.8 of the Intercreditor Agreement".

        Section 2.21 of the Credit Agreement is hereby amended by replacing the number "$500,000,000" in the fifth line thereof with "$475,000,000".

      Amendments to Article III (Representations and Warranties).

        Section 3.06 of the Credit Agreement is hereby amended by replacing the date "December 31, 2007" with "December 31, 2008".

        Section 3.07(a) of the Credit Agreement is hereby amended by replacing the words "other than Liens expressly permitted by clauses (a), (f) and (g) of Section 6.02" in the last two lines thereof with "other than Liens permitted by clauses (a), (c), (f), (g) and (m) of Section 6.02 and pari passu Liens permitted by clause (bb) of Section 6.02".

        Section 3.09(a) of the Credit Agreement is hereby amended by inserting the parenthetical "(but not including, in each case, any claims based on the Environmental Laws which are the subject of Section 3.17)" before the period at the end thereof.

        Section 3.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 3.13. Use of Proceeds. Subject to Section 6.07(a), after the Funds Availability Date, the Borrower will use the proceeds of the Loans for the ongoing working capital requirements, the payment of fees and expenses related to the Transactions and general corporate purposes of the Borrower and the Subsidiaries. The Borrower will request the issuance of Letters of Credit solely for the working capital requirements and general corporate purposes of the Borrower, its Subsidiaries and EquaGen and its subsidiaries (solely, in the case of EquaGen, its subsidiaries and subsidiaries of the Borrower that are not Subsidiary Guarantors, to the extent permitted by Section 6.05(j)). The Borrower and its Restricted Subsidiaries have not used the proceeds of any Loan to make Dividends pursuant to or in connection with the Reorganization.

        Section 3.14 of the Credit Agreement is hereby amended by replacing the words "Except as permitted in clause (e) of the definition of "Permitted Liens"," in the penultimate sentence thereof with the words "Except as permitted in clause (e) of Section 6.02,".

        Section 3.15 of the Credit Agreement is hereby amended by replacing the words "and the Separation" in the second line thereof with the words "and the Transactions".

        Clause (iv) of Section 3.17 of the Credit Agreement is hereby amended by inserting the phrase "except as allowed under Environmental Laws" before the semicolon at the end thereof.

        Section 3.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof, subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought, and (i) in the case of the Pledged Securities, upon the earlier of (A) when such Pledged Securities are delivered to the Collateral Agent and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a); (ii) in the case of Deposit Accounts not constituting Excluded Perfection Assets, by the execution and delivery of Control Agreements providing for "control" as described in Section 9-104 of the UCC; (iii) in the case of Securities Accounts not constituting Excluded Perfection Assets, upon the earlier of (A) the filing of financing statements in the offices specified on Schedule 3.19(a) and (B) the execution and delivery of Control Agreements providing for "control" as described in Section 9-106 of the UCC; and (iv) in the case of all other Collateral described therein (other than Mortgaged Properties, Excluded Perfection Assets, Intellectual Property Collateral, money not credited to a Deposit Account or letter of credit rights not constituting supporting obligations), when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, all right, title and interest of the Senior Secured Parties in such Collateral and proceeds thereof, as security for the Secured Obligations arising hereunder, in each case prior and superior to the rights of any other Person (except, in the case of all Collateral other than Pledged Securities, with respect to Permitted Liens afforded priority ahead of the Lien of the Collateral Agent by operation of law, and in respect of Pledged Securities, the Permitted Liens set forth in clause (e) of Section 6.02).

        (b) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof, subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), in each case within the time period prescribed by Applicable Law, the Lien created by such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, as security for the Secured Obligations arising hereunder, in each case prior and superior in right to any other Person (except with respect to Permitted Liens afforded priority ahead of the Lien of the Collateral Agent by operation of law) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications, patents, patent applications and registered copyrights acquired by the grantors after the Funds Availability Date and additional filings and/or other actions may be necessary to perfect the Collateral Agent's security interest in Intellectual Property Collateral that is created under the laws of a jurisdiction outside the United States. Any such additional filings and/or other actions that may be necessary to perfect the Collateral Agent's security interest in registrations and applications for registration of Intellectual Property (as defined in the Guarantee and Collateral Agreement) included in the Intellectual Property Collateral that is created under the laws of a jurisdiction outside the United States shall be described in writing to the Collateral Agent and its legal counsel by the Borrower or its legal counsel).

        (c) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid, binding, subsisting and enforceable Lien on, and security interest in, all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and proceeds thereof, subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law, and to the discretion of the court before which any proceeding therefor may be brought, and when the Mortgages are recorded in the offices specified on Schedule 3.19(c), the Lien created by each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (other than Liens permitted by clauses (c), (f), (g) and (m) of Section 6.02 and pari passu Liens permitted by clause (bb) of Section 6.02).

        The words prior to clause (a) of Section 3.24 of the Credit Agreement are hereby amended and restated in their entirety to read "On the Funds Availability Date, and immediately after the consummation of each of the Reorganization and the Separation, and to the extent a Credit Event is being made, immediately following such Credit Event and the application of the proceeds therefrom,".

        Section 3.26 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 3.26. Separation Transactions.

        (a) On the Funds Availability Date and upon the consummation of the Separation Transactions, each of the Separation Documents shall have been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        (b) On the Funds Availability Date and upon the consummation of the Separation Transactions, none of the Separation Documents shall have been amended, waived or otherwise modified from the form of the drafts attached hereto as Exhibit R and Exhibit S, respectively, in a way that is materially adverse to the Lenders without the prior consent of the Arrangers and the Required Lenders and no condition precedent therein to the obligations of the Borrower waived, altered, amended or otherwise changed or supplemented, in each case in a manner materially adverse to the interests of the Lenders, without the prior written consent of the Arrangers and the Required Lenders.

        (c) At the time of Separation and after giving effect thereto, the Separation Transactions shall have been consummated in all material respects in accordance with each of the Separation Documents and substantially in the manner described in the Registration Statement.

        Section 3.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      SECTION 3.27. Segregation of Cash Management and Business Operations. The Borrower and its Restricted Subsidiaries have at all times following the Funds Availability Date (i) maintained books, financial records and bank accounts that are separate and distinct from the books, financial records and bank accounts of Entergy and its subsidiaries, (ii) held themselves out as an entity separate and distinct from Entergy and any of its subsidiaries (including their Affiliates), (iii) conducted their own business in their own name, (iv) held all of their assets in their own name and (v) not identified itself as a division or department of Entergy or any of its subsidiaries.

      Amendments to Article IV (Conditions Precedent)

        Sections 4.01(c) and 4.03(l) of the Credit Agreement are hereby amended by replacing the date "December 31, 2007" with "December 31, 2008".

        Section 4.03(a)(v)(D) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (D) searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent to the extent necessary or reasonably advisable to perfect the Collateral Agent's security interest in intellectual property Collateral;

        Section 4.03(a)(vii)(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amounts, reasonably acceptable to the Collateral Agent, issued by title insurers acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Liens of the type permitted by clause (g) of Section 6.02, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics' and materialmen's Liens) as the Collateral Agent may deem reasonably necessary or desirable;

        Section 4.03(a)(vii) of the Credit Agreement is hereby amended by adding the following proviso after sub-clause (I) thereof:

        provided that notwithstanding clause (A) above, the Mortgage with respect to the Pilgrim power facility located in the Commonwealth of Massachusetts and owned by Enexus Nuclear Generation Company may be delivered after the Funds Availability Date in accordance with Section 5.16 hereof;

        Section 4.03(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (viii) a copy of the Constituent Documents, including all amendments thereto as of the Funds Availability Date, of each Restricted Subsidiary, and, with respect to certificates of incorporation, formation or limited partnership, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization (provided that with respect to Enexus Nuclear Generation Company, a Massachusetts corporation, to the extent a certified copy of its certificate of incorporation reflecting the mergers pursuant to the Reorganization is not yet available from the applicable Secretary of State or other applicable Governmental Authority, such certificate shall not be a condition to the Funds Availability Date but shall instead be delivered in accordance with Section 5.16), together with:

        (A) a certificate as to the good standing of the Borrower and each Restricted Subsidiary, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, together in each case with a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each such jurisdiction;

        (B) a certificate of the Secretary or Assistant Secretary of the Borrower and each Restricted Subsidiary dated the Funds Availability Date and certifying (1) that the Constituent Documents (x) of the Borrower have not been amended since the Signing Date except as disclosed in the Registration Statement and (y) of such Restricted Subsidiary have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to clause (A) above except as disclosed in the Registration Statement; (2) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of the Borrower and each Restricted Subsidiary, as in effect on the Funds Availability Date and at all times since a date prior to the date of the resolutions described in clause (3) below, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of the Borrower and each Restricted Subsidiary authorizing the Transactions and the execution, delivery and performance of the Transaction Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower and each Restricted Subsidiary; and

        (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (B) above;

        Section 4.03(a)(x) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (x) favorable written legal opinions from special Michigan, Vermont, New York and Massachusetts counsel to the Borrower and the other Loan Parties (which counsel shall be reasonably satisfactory to the Collateral Agent) addressed to the Arrangers, the Administrative Agent, the Collateral Agent and each Lender, dated the Funds Availability Date, substantially in the form of Exhibit J, Exhibit K, Exhibit L and Exhibit M hereto respectively and covering such additional matters incident to the transactions contemplated hereby as the Arrangers or the Required Lenders may reasonably request;

        Section 4.03(a)(xiii) of the Credit Agreement is hereby amended by deleting the words "and (ii) related endorsements to such insurance policies contemplated by Section 5.03; and" and replacing them with the words "and (ii) related endorsements to such insurance policies naming the Collateral Agent as loss payee or additional insured, as the case may be; and"

        Section 4.03(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (f) Consummation of the Separation Transactions. On or prior to the Funds Availability Date, there shall have been delivered to the Arrangers true and correct copies of the Separation Documents, certified as such by a Responsible Officer of the Borrower. The Separation, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by Applicable Laws) the shareholders of each of Entergy and the Borrower, and all Separation Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Separation Documents shall not have been amended, waived or otherwise modified from the form of the drafts attached hereto as Exhibit R and Exhibit S respectively, in a way that is materially adverse to the Lenders without the prior consent of the Arrangers and the Required Lenders and no condition precedent therein to the obligations of the Borrower waived, altered, amended or otherwise changed or supplemented, in each case in a manner materially adverse to the interests of the Lenders, without the prior written consent of the Arrangers and the Required Lenders. On or prior to the Funds Availability Date, the Reorganization shall have been consummated in accordance with the Separation Documents and the Registration Statement and in accordance with all Applicable Laws.

        Section 4.03(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (g) Corporate Ratings. The Borrower shall have obtained corporate credit and corporate family ratings from each of Moody's and S&P. The ratings obtained shall be no less than Ba3 from Moody's and BB- from S&P.

        Section 4.03(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (i) Senior Note Issuance. The Borrower shall have issued Senior Notes pursuant to Rule 144A or another exemption from the registration requirements of the Securities Act and, if applicable, any Funds Availability Indebtedness, in a combined aggregate principal amount of not less than $3,000,000,000. The Borrower shall cause a Responsible Officer to deliver a certificate to the Arrangers attaching true and correct copies of the Senior Note Documents and, if applicable, the Funds Availability Indebtedness Documents, as in effect on the Funds Availability Date.

        Section 4.03 of the Credit Agreement is hereby amended to add a new clause (o) as follows:

        (o) Entergy Side Letter. If the Separation is to occur after the Funds Availability Date, the Borrower shall deliver to the Administrative Agent on or prior to the Funds Availability Date an executed side letter dated as of the Funds Availability Date from Entergy, in form and substance reasonably acceptable to the Administrative Agent and the Arrangers, addressed to the Administrative Agent, the Arrangers and the Lenders and containing (i) representations by Entergy that the Transactions and the Transaction Documents (A) have been duly authorized by all requisite corporate action and (B) will not (1) violate, conflict with, result in a breach of or otherwise constitute a default under (w) any applicable provisions of any material law, statute, rule or regulation, (x) any organizational documents of Entergy, its Significant Subsidiaries (as such term is defined in the Entergy Credit Agreement) or the Borrower, (y) any order of any Governmental Authority or arbitrator or (z) any provision of any indenture or any material agreement or other material instrument to which Entergy, its Significant Subsidiaries or the Borrower are bound or (2) result in the creation or imposition of any Lien (other than Liens created under the Security Documents) upon or with respect to any property or assets now owned by Entergy, its Significant Subsidiaries or the Borrower and stating that such representations are true and correct in all material respects (except to the extent that such representations are qualified as to materiality, in which case stating that such representations are true and correct in all respects) and (ii) a covenant by Entergy similar to those contained in clauses (c) and (d) of Section 6.07 of the Credit Agreement with respect to the Borrower and its Restricted Subsidiaries for the period from the Funds Availability Date through and including the date of the Separation.

        Section 4.03 of the Credit Agreement is hereby amended to add a new clause (p) as follows:

        (p) No Conflicts Opinion for Separation. If the Separation is to occur after the Funds Availability Date, the Borrower shall deliver to the Administrative Agent a favorable written legal opinion dated the Funds Availability Date from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to Entergy, the Borrower and the other Loan Parties, addressed to the Arrangers, the Administrative Agent, the Collateral Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers and stating that there are no conflicts with certain material agreements of Entergy as a result of the consummation of the Transactions.

        Section 4.03 of the Credit Agreement is hereby amended to add a new clause (q) as follows:

        (q) Minimum Available Liquidity. Following the consummation of the Reorganization (including, for the avoidance of doubt, any Dividends to be made pursuant to or in connection with the Reorganization) on the Funds Availability Date, the Borrower and its Restricted Subsidiaries shall have Available Liquidity of at least $1,250,000,000.

        The final paragraph of Section 4.03 of the Credit Agreement is hereby amended by adding the words (i) "the Administrative Agent and" prior to the words "each Lender" in the second line of such paragraph; (ii) "the Administrative Agent or" prior to the words "a Lender" in the fourth line of such paragraph; and (iii) "the Administrative Agent or" prior to the words "such Lender" in the fifth line of such paragraph.

      Amendments to Article V (Affirmative Covenants).

        Clause (ii) of the introductory paragraph to Article V is hereby amended and restated in its entirety to read as follows:

        (ii) from and after the time the conditions in Section 4.03 have been satisfied or duly waived on the Funds Availability Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations in each case not then due and payable) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 100% of the Letter of Credit Obligations as of such time, the Borrower will, and will cause each of the Restricted Subsidiaries to:

        Section 5.05(a) of the Credit Agreement is hereby amended by deleting the parenthetical "(or, in the case of the fiscal year ending December 31, 2008, the comparable twelve month period ending December 31, 2007)".

        Section 5.05(d) of the Credit Agreement is hereby amended by replacing the phrase "Administrative Agent" with "Collateral Agent" in the last line thereof.

        Section 5.05(g) of the Credit Agreement is hereby amended by inserting ", Separation Financing Document" after the words "Material Indebtedness" in the third line thereof.

        Section 5.08(b) of the Credit Agreement is hereby amended by replacing the word "Facilities" in the fourth line thereof with the words "Nuclear Stations".

        Section 5.08(c) of the Credit Agreement is hereby amended by (i) replacing the words "the Administrative Agent" in the first two instances that it occurs with the words "either Agent" and (ii) replacing the words "the Administrative Agent" in the third instance it occurs with the words "the applicable Agent".

        Section 5.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 5.09. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13. The Borrower and its Restricted Subsidiaries shall not use the proceeds of any Loan to make Dividends pursuant to or in connection with the Reorganization.

        Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 5.10. Additional Collateral, etc. (a) With respect to any property acquired on or after the Funds Availability Date by any Loan Party (other than Excluded Assets, Excluded Perfection Assets and any property described in paragraph (b), (c) or (d) below) as to which the Collateral Agent, for the benefit of the Senior Secured Parties, does not have a perfected Lien, promptly (and, in any event within 20 Business Days following the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Senior Secured Parties, a security interest in such property and (ii) take all actions necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Senior Secured Parties, a perfected first priority security interest in such property (subject, in the case of property not constituting Pledged Securities, to Permitted Liens afforded priority ahead of the Lien of the Collateral Agent by operation of law, and in the case of Pledged Securities, to Liens permitted by clause (e) of Section 6.02), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent.

        (b) With respect to any fee interest in any real property or any lease consisting of real property acquired or leased on or after the Funds Availability Date by any Loan Party (other than any Excluded Assets and Excluded Perfection Assets) within ninety (90) days after the acquisition or leasing thereof (i) execute and deliver a first priority Mortgage (subject only to Liens permitted by clauses (c), (f), (g) and (m) of Section 6.02 and pari passu Liens permitted by clause (bb) of Section 6.02) or where appropriate under the circumstances, an amendment to an existing Mortgage, in each case in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Senior Secured Parties with (x) either (1) (A) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent; and (B) a current ALTA survey thereof, complying with the requirements set forth in Schedule 5.10(b) together with a surveyor's certificate (only with respect to (i) any power plant, (ii) any improved real property, and (iii) any other real property for which an ALTA survey was obtained when such property was acquired. Notwithstanding the foregoing, such Loan Party shall obtain or cause to be obtained an ALTA survey complying with the requirements set forth in Schedule 5.10(b) together with a surveyor's certificate for any real property that becomes Collateral pursuant to this section to the extent that the title company will not remove the survey exception (or endorse over such exception) without an ALTA survey) or (2) where an amendment to an existing Mortgage has been delivered pursuant to clause (i) instead of a Mortgage, an endorsement to the existing title policy adding such property as an insured parcel, or a new title policy if the requirements in the state in which the real property is located do not allow for such an endorsement, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent or the Collateral Agent in connection with such Mortgage or Mortgage amendment (to the extent obtainable using commercially reasonable efforts), each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent, (iv) if requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent a current appraisal of such real property or other valuation of such Loan Party's interest therein in a form and by an appraiser reasonably acceptable to the Administrative Agent, (v) deliver to the Administrative Agent and the Collateral Agent a SFHDF with respect to such real property and, to the extent that the SFHDF indicates that such real property is in a Special Flood Hazard Area as designated by the Federal Emergency Management Agency, proof that adequate flood insurance, as required under the National Flood Insurance Program, has been obtained with respect to such real property and (vi) deliver evidence of zoning compliance satisfactory to the Collateral Agent or Administrative Agent.

        (c) With respect to (i) any new Subsidiary (other than an Excluded Subsidiary) created or acquired by the Borrower or any of the Restricted Subsidiaries or (ii) any domestic Immaterial Subsidiary or domestic Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with Section 6.11, in each case, on or after the Funds Availability Date, within twenty (20) days of such creation, acquisition or designation the Borrower or the applicable Restricted Subsidiary shall (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent and the Collateral Agent deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Senior Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party (subject only to the Liens permitted by clause (e) of Section 6.02), (ii) deliver to the Collateral Agent any certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Restricted Subsidiary, (iii) cause such Subsidiary that is a wholly-owned Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Senior Secured Parties a perfected first priority security interest (subject, in the case of property not constituting Pledged Securities, to Permitted Liens afforded priority ahead of the Lien of the Collateral Agent by operation of law, and in the case of Pledged Securities, to Liens permitted by clause (e) of Section 6.02) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by Applicable Law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

        (d) With respect to (i) any Foreign Subsidiary created or acquired on or after the Funds Availability Date and directly owned by any Loan Party or (ii) any foreign Immaterial Subsidiary or foreign Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with Section 6.11 and directly owned by any Loan Party, in each case, on or after the Funds Availability Date , promptly (and, in any event, within 30 days of the creation or acquisition thereof) (A) execute and deliver to the Administrative Agent and the Collateral Agent (x) such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or reasonably advisable and/or (y) a Foreign Pledge Agreement, in each case to grant to the Collateral Agent, for the benefit of the Senior Secured Parties, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiary that is owned by any such Loan Party (subject only to the Liens permitted by clause (e) of Section 6.02 and provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such Foreign Subsidiary be required to be so pledged), (B) if commercially reasonable, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock power, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent's security interest therein, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

        Section 5.11(b) of the Credit Agreement is hereby amended to replace the words "after the Funds Availability Date" with the words "on or after the Funds Availability Date".

        Clause (i) of Section 5.13 of the Credit Agreement is hereby amended by replacing the words "each other Loan Party and its Subsidiaries" with "(A) each other Loan Party and its Subsidiaries and (B) Entergy and its subsidiaries".

        Clause (vi) of Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (vi) except with respect to an intercompany merger permitted by Section 6.04, not identify itself as a division or department of (A) any other Loan Party or its Subsidiaries or (B) Entergy and its subsidiaries; except in each case, as needed for tax purposes; and

        Section 5.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        SECTION 5.14. Maintenance of Ratings. Maintain corporate credit and corporate family ratings for the Borrower from each of Moody's and S&P.

        Section 5.15(a)(ii) of the Credit Agreement is hereby amended by adding the words "on or" before the words "after the Funds Availability Date" in the third line thereof.

        Section 5.15(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (b) Shall (i) not permit restrictions in any Key Contracts and (ii) use commercially reasonable efforts to prevent restrictions in joint venture agreements entered into on or after the Funds Availability Date that would prevent the Collateral Agent or its designee from enforcing such Key Contract or foreclosing on such Loan Party's ownership or Equity Interests in respect of such joint venture following an exercise of remedies as contemplated in Section 7.03 of this Agreement or as provided in any Security Document.

        The Credit Agreement is hereby amended to add a new Section 5.16 to read as follows:

      SECTION 5.16. Post Funds Availability Date Deliveries. To the extent not delivered on or prior to the Funds Availability Date, the Borrower shall or shall cause Enexus Nuclear Generation Company (or any successor thereto) to deliver within 5 Business Days after the Funds Availability Date: (a) the certificate of incorporation or formation, as applicable, that was not delivered pursuant to Section 4.03(a)(viii) on or prior to the Funds Availability Date and (b) a Mortgage pursuant to the provisions of Section 4.03(a)(vii) for the Pilgrim power facility located in the Commonwealth of Massachusetts and owned by Enexus Nuclear Generation Company.

      Amendments to Article VI (Negative Covenants)

        Clause (ii) of the introductory paragraph to Article VI is hereby amended and restated in its entirety to read as follows:

        (ii) from and after the time the conditions in Section 4.03 have been satisfied or duly waived on the Funds Availability Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations in each case not then due and payable) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 100% of the Letter of Credit Obligations as of such time, the Borrower will not, nor will it cause or permit any of its Restricted Subsidiaries to:

        Clause (c) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (c) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 6.01(f) and (p) hereof covering only the assets acquired with or financed by such Indebtedness;

        Clause (h) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (h) Liens to secure any Permitted Refinancing Indebtedness permitted under clause (g) of Section 6.01; provided that such Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof);

        Clause (n) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (n) Liens on cash and Cash Equivalents (i) deposited by the Borrower or any of the Restricted Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties, or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds or issuer of letters of credit by the Borrower or any of the Restricted Subsidiaries, in each case incurred in the ordinary course of the Permitted Business to secure obligations of such counterparty or such issuer that are not secured by the Lien of the Collateral Agent (and, for the avoidance of doubt, the cash and Cash Equivalents described in clauses (i) and (ii) above shall not include any cash or Cash Equivalents that are subject to Liens as a result of being pledged or deposited for the benefit of (x) any Hedge Counterparty Lienholder (as defined in the Intercreditor Agreement) with respect to any Specified Commodity Hedge Transaction or (y) any Senior Secured Party with respect to any Specified Credit Support Facilities); provided, that after incurring Liens of the type set forth in the foregoing clauses (i) and (ii), the Borrower would be in pro forma compliance with its Financial Covenants as calculated with the most recent financial information delivered pursuant to Section 5.05(a) or (b) (as applicable);

        Section 6.04 of the Credit Agreement is hereby amended by adding a new paragraph following clause (b) thereof to read as follows:

        Notwithstanding the foregoing, the Loan Parties shall be permitted to carry out the Separation Transactions on or after the Funds Availability Date in accordance with the Registration Statement and the Separation Documents.

        Clause (d) of Section 6.05 of the Credit Agreement is hereby amended by adding the word "aggregate" before the word "amount" in the last line thereof.

        Clause (g) of Section 6.05 of the Credit Agreement is hereby amended by deleting the comma after the words "Loan Party" in the second line thereof and adding the word "and" following such words.

        Clause (j) of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (j) any Restricted Subsidiary may make payments pursuant to tax sharing agreements among the Borrower and/or its Subsidiaries on customary terms, but only to the extent attributable to the ownership or operation of such Restricted Subsidiary;

        Section 6.06 of the Credit Agreement is hereby amended by adding the word "and" following the semicolon at the end of clause (k) thereof and adding the following new clause (l) after such clause (k) to read as follows:

        (l) prior to the Separation, the Borrower and any Restricted Subsidiary may make payments pursuant to tax sharing agreements among Entergy and its Subsidiaries, but only to the extent attributable to the ownership or operation of the Borrower or such Restricted Subsidiary, as applicable;

        The proviso at the end of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

        provided, however that (i) (A) following the delivery of a blockage notice to the Subsidiary Guarantors under the Senior Note Guarantees and any Funds Availability Indebtedness Guarantees as provided in the Intercreditor Agreement and until such notice terminates as set forth in the Intercreditor Agreement or has otherwise been rescinded or (B) after the occurrence and during the continuation of any payment default under any Designated Senior Indebtedness (as such term is defined in the Senior Note Documents as in effect on the Funds Availability Date), no dividend or distribution of any kind may be made pursuant to this Section 6.06 or otherwise, the proceeds of which would be used by the Borrower or any Restricted Subsidiary to pay any obligations owing under the Senior Notes, any Funds Availability Indebtedness or any Senior Note Guarantees or Funds Availability Indebtedness Guarantees and (ii) the Dividends contemplated by clauses (a), (b), (c), (e), (f), (g) and (j) above may only be made from and after the date of the consummation of the Separation.

        Clause (b)(vi) of Section 6.08 of the Credit Agreement is hereby amended by replacing the word "Borrowers" with the word "Borrower" in the fourth line thereof.

        Clause (b) of Section 6.08 is hereby amended by deleting the "and" at the end of clause (viii), deleting the period at the end of clause (ix) and replacing it with "and" and adding the following new clause (x) to read as follows:

      (x) the Separation Transactions; provided that such Separation Transactions are consummated as set forth in the Registration Statement and the Separation Documents.

      Amendments to Article VII (Events of Default)

        Clause (c) of Section 7.02 of the Credit Agreement is hereby amended by replacing the word "Fee" therein with the word "fee".

        Section 7.02 of the Credit Agreement is hereby amended by deleting the "or" at the end of clause (k), deleting the period at the end of clause (l) and replacing it with "; or" and adding a new clause (m) to read as follows:

      (m) on or prior to the date of the Separation, Entergy or any of its Significant Subsidiaries (as defined in the Entergy Credit Agreement) shall, in respect of any Indebtedness for money borrowed of Entergy or any Significant Subsidiary in an aggregate principal amount of $100,000,000 ("Material Entergy Indebtedness"): (i) fail to pay any principal or interest (regardless of amount due) when and as the same shall become due and payable (after giving effect to any applicable grace period) or (ii) (A) in the case of Entergy, suffer the occurrence of any other event or condition that results in such Material Entergy Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Entergy Indebtedness or any trustee or agent on its or their behalf to cause such Material Entergy Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (B) in the case of any Significant Subsidiary, suffer the occurrence of any other event or condition that results in such Material Entergy Indebtedness becoming due and payable or required to be prepaid (rather than by a regularly scheduled required repayment), repurchased, redeemed or defeased prior to its scheduled maturity; provided, however, that the entry into the debt assumption agreement between Entergy Texas, Inc. (or its successors or assigns permitted under the Entergy Credit Agreement) and Entergy Gulf States Louisiana, Inc. (or its successors or assigns permitted under the Entergy Credit Agreement) shall not constitute or result in an Event of Default hereunder.

      Amendments to Article IX (Miscellaneous)

        Section 9.02 of the Credit Agreement is hereby amended by replacing the word "Fee" therein with the word "fee".

        Section 9.08(b) of the Credit Agreement is hereby amended by deleting the words "prior to the Funds Availability Date" in the last sentence thereof.

        Section 9.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      SECTION 9.20. Termination. Notwithstanding anything to the contrary herein, (i) if the Funds Availability Date shall not have occurred on or prior to the Original Outside Date, the Commitments of the Non-Extending Lenders hereunder shall terminate automatically on the Original Outside Date and such Non-Extending Lenders shall cease to be Lenders for all purposes of this Agreement from and after the Original Outside Date and (ii) if the Funds Availability Date shall not have occurred on or prior to the Outside Date, the Commitments of the Lenders hereunder shall terminate automatically on such Outside Date and this Agreement shall be of no further force and effect except for those provisions herein that by their terms expressly survive termination of this Agreement.

      Amendments to Annex III (Signing Date Representations and Warranties)

        Except with respect to Sections 1.05 and 1.13 of Annex III to the Credit Agreement, each occurrence of the words "Signing Date" in Annex III to the Credit Agreement is hereby replaced with "Signing Date, the date of Amendment No. 1 and the Amendment No. 1 Effective Date".

        Section 1.06 of Annex III to the Credit Agreement is hereby amended to replace "December 31, 2007" with "December 31, 2008."

        Section 1.13 of Annex III to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      SECTION 1.13. No Restricted Subsidiaries. As of each of the Signing Date and the date of Amendment No. 1, there are no Restricted Subsidiaries.

      Amendments to Annex V (Signing Date Affirmative Covenants)

        The introduction to the Signing Date Affirmative Covenants in Annex V to the Credit Agreement is hereby amended by adding the following new paragraph after the introductory paragraph thereto:

        Notwithstanding anything to the contrary contained in this Annex V, the Borrower and its Restricted Subsidiaries shall be permitted to undertake any action necessary to consummate the Reorganization pursuant to and in accordance with the Registration Statement, the Separation Documents and Applicable Laws; provided that the Borrower and the Restricted Subsidiaries shall not consummate the Reorganization in a manner that materially deviates from the descriptions thereof set forth in the Registration Statement and the Separation Documents without the prior written consent of the Arrangers and each Lender.

        Section 1.04 of Annex V to the Credit Agreement is hereby amended by deleting the extra period at the end thereof.

      Amendments to Annex VI (Signing Date Negative Covenants)

        The second introductory paragraph to the Signing Date Negative Covenants in Annex VI to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        Notwithstanding anything to the contrary contained in this Annex VI, the Borrower and its Restricted Subsidiaries shall be permitted to undertake any action necessary to consummate the Reorganization pursuant to and in accordance with the Registration Statement, the Separation Documents and Applicable Laws; provided that the Borrower and the Restricted Subsidiaries shall not consummate the Reorganization in a manner that materially deviates from the descriptions thereof set forth in the Registration Statement and the Separation Documents without the prior written consent of the Arrangers and each Lender.

        Clause (c) of Section 1.02 of Annex VI to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (c) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (f) and (p) of Section 1.01 hereof covering only the assets acquired with or financed by such Indebtedness;

        Clause (h) of Section 1.02 of Annex VI to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (h) Liens to secure any Permitted Refinancing Indebtedness permitted under clause (g) of Section 1.01; provided that such Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof);

        Clause (n) of Section 1.02 of Annex VI to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (n) Liens on cash and Cash Equivalents (i) deposited by the Borrower or any of the Restricted Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties, or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds or issuer of letters of credit by the Borrower or any of the Restricted Subsidiaries, in each case incurred in the ordinary course of the Permitted Business to secure obligations of such counterparty or such issuer that are not secured by the Lien of the Collateral Agent (and, for the avoidance of doubt, the cash and Cash Equivalents described in clauses (i) and (ii) above shall not include any cash or Cash Equivalents that are subject to Liens as a result of being pledged or deposited for the benefit of (x) any Hedge Counterparty Lienholder (as defined in the Intercreditor Agreement) with respect to any Specified Commodity Hedge Transaction or (y) any Senior Secured Party with respect to any Specified Credit Support Facilities); provided, that after incurring Liens of the type set forth in the foregoing clauses (i) and (ii), the Borrower would be in pro forma compliance with its Financial Covenants as calculated with the most recent financial information delivered pursuant to Section 5.05(a) or (b) (as applicable);

        clauses (aa), (bb) and (cc) of Section 1.02 of Annex VI to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

        (aa) Liens, restrictions, regulations, Easements, exceptions or reservations of any Governmental Authority;

        (bb) Liens to secure Environmental CapEx Debt or Necessary CapEx Debt permitted by Section 1.01(x) that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt; provided, that the Liens securing such Indebtedness must be pari passu with, or junior to, the Liens on such assets securing the Secured Obligations;

        (cc) Liens on Indebtedness permitted by Sections 1.01(k) or 1.01(z), to the extent that Liens are permitted on the underlying Indebtedness with respect thereto; and

        Section 1.02 of Annex VI to the Credit Agreement is hereby amended by adding a new clause (dd) at the end of such section:

        (dd) Liens on all funds and other investments property pledged pursuant to the Pledge and Control Agreement.

        Section 1.03 of Annex VI to the Credit Agreement is hereby amended by deleting the words "and Sales of Assets" from the caption thereto.

      Amendments to Exhibits

        Exhibit B (Form of Intercompany Debt Subordination Agreement); Exhibit I-2-A (Funds Availability Date Opinion of Skadden, Arps (Including FERC Opinion)); Exhibit I-2-B (Funds Availability Date Opinion of Internal Counsel); Exhibit J (Vermont Local Counsel Opinion (Regulatory and Real Estate)); Exhibit K (Massachusetts Local Counsel Opinion (Corporate, Regulatory and Real Estate)); Exhibit L (New York Local Counsel Opinion (Regulatory)); Exhibit M (Michigan Local Counsel Opinion (Regulatory and Real Estate)); Exhibit O (Form of Guarantee and Collateral Agreement); Exhibit P (Form of Mortgage); Exhibit P-1 (Michigan Form of Mortgage); Exhibit P-2 (Massachusetts Form of Mortgage); Exhibit P-3 (Vermont Form of Mortgage); Exhibit R (Form of Separation and Distribution Agreement); Exhibit S (Form of Limited Liability Company Agreement of EquaGen); and Exhibit T (Description of Senior Notes) to the Credit Agreement are hereby replaced by the Exhibits B, I-2-A, I-2-B, J, K, L, M, O, P, P-1, P-2, P-3, R, S, and T respectively, in the forms attached hereto as Annex I.

        Exhibit H to the Credit Agreement is hereby amended by replacing the date "[______], 2008" with "[______], 20__".

        Exhibits C, D, E, F, G and H to the Credit Agreement are hereby amended by inserting the phrase "as amended on October 1, 2009," immediately after the phrase "the Credit Agreement dated as of December 23, 2008,".

        Exhibit N is hereby deleted in its entirety and the reference thereto in the Table of Contents is hereby and amended and restated in its entirety to read:

      Exhibit N [Intentionally Omitted].

      Amendments to Schedules

        Schedules 1.01(a), 1.01(b), 1.01(d), 2.01, 3.07, 3.08, 3.09(a) (Signing), 3.09(a) (Funding), 3.17, 3.18, 3.19(a), 3.19(c), 3.20, 3.23(f), 6.01(c) (Funding), 6.02(d) (Funding), 6.07(c) and 6.08(b) to the Credit Agreement are hereby amended and restated in their entirety as set forth on Annex II hereto.

        Schedules 1.1(a), 1.1(b), 4.2(a), 4.3, 4.4, 4.6(a), 4.6(b), 4.8(a), 4.9(a), and 8.2 to Exhibit B, the Form of Guarantee and Collateral Agreement, are hereby amended and restated in their entirety as set forth on Annex III hereto.

      Amendments to Table of Contents

        The table of contents shall be updated to reflect the form of the Credit Agreement after giving effect to the amendments set forth in this Amendment.

    CONSENT TO AMEND INTERCREDITOR AGREEMENT

    Each Lender consenting to this Amendment hereby consents, authorizes and directs the Administrative Agent, on behalf of all Lenders, to execute and deliver and to direct the Collateral Trustee pursuant to an "Act of Instructing Senior Secured Parties" (as defined in the Intercreditor Agreement) to execute and deliver, amendments to or an amendment and restatment of the Intercreditor Agreement in the form attached hereto as Annex IV.

    CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT

    This Amendment shall become effective when, and only when each of the following conditions precedent shall have been satisfied or duly waived by the Administrative Agent and the Arrangers (the "Amendment No. 1 Effective Date"):

      Certain Documents. The Administrative Agent shall have received each of the following, each dated the Amendment No. 1 Effective Date, in form and substance satisfactory to the Administrative Agent:

        this Amendment, executed by the Borrower, the Arrangers, all Lenders party to the Credit Agreement following the Original Outside Date (as defined herein) and the Administrative Agent;

        a certificate of a Responsible Officer to the effect that each of the conditions set forth in clauses (c), (d) and (e) below has been satisfied; and

        such additional documentation as the Arrangers or the Administrative Agent may reasonably require.

      Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Arrangers and the Administrative Agent;

      Representations and Warranties. Each of the representations and warranties contained in Annex  III (Signing Date Representations and Warranties) to the Credit Agreement and in each other Loan Document executed and delivered on the Signing Date (in each case, as and to the extent amended by this Amendment) are true and correct in all material respects (except to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects) on and as of the date hereof and the Amendment No. 1 Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects) as of such specific date; provided, however, that references therein to the "Credit Agreement", the "Agreement" or other similar term shall be deemed to refer to the Credit Agreement or other applicable Loan Document as amended by this Amendment and after giving effect to the amendments set forth herein;

      No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment No. 1 Effective Date;

      No Litigation. No litigation shall have been commenced against any Loan Party or any of its Subsidiaries, either on the date hereof or the Amendment No. 1 Effective Date, seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment or the Credit Agreement or any Loan Document, in either case as amended hereby; and

      Fees and Expenses Paid. The Borrower shall have paid all fees and expenses set forth in Section 6 (Fees and Expenses) hereof; and

      Minimum Commitment Amount. Lenders holding Commitments (after giving effect to any amendments to Schedule 2.01 (Commitments) pursuant to Section 1(n)(1) of this Amendment) of at least $1,000,000,000 must consent to this Amendment.

      Date. The date shall be October 1, 2009.

    REPRESENTATIONS AND WARRANTIES

    The Borrower hereby certifies that the following statements are true on the date hereof after giving effect to this Amendment:

      Representations and Warranties. Each of the representations and warranties contained in Annex III (Signing Date Representations and Warranties) of the Credit Agreement and each other Loan Document (executed and delivered on the Signing Date (in each case, as and to the extend amended by this Amendment)), are true and correct in all material respects (except to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects) on and as of the date hereof and the Amendment No. 1 Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects) as of such specific date; provided, however, that references therein to the "Credit Agreement", the "Agreement" or other similar term shall be deemed to refer to the Credit Agreement or the applicable Loan Document as amended by this Amendment and after giving effect to the amendments set forth herein;

      Due execution. The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all requisite corporate action and will not violate the Borrower's Constituent Documents. This Amendment has been duly executed and delivered by the Borrower and each of this Amendment and the Credit Agreement as modified hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors' rights generally and (including with respect to specific performance) subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought; and

      No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment No. 1 Effective Date.

    CONTINUING EFFECT; NO OTHER AMENDMENTS OR WAIVERS

      As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like "thereunder", "thereof" and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.

      Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Issuers, the Arrangers, the Administrative Agent, the Collateral Agent or the Syndication Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

      This Amendment is a Loan Document.

    FEES AND EXPENSES

      As consideration for the execution of this Amendment, the Borrower agrees to pay on the Amendment No. 1 Effective Date to the Administrative Agent for the account of each Lender, an amendment fee equal to 0.50% of the sum of such Lender's Commitments then in effect.

      The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Arrangers and the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including, without limitation, the reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP (counsel to the Arrangers), counsel to the Administrative Agent, and other reasonable local and special counsel to the Administrative Agent and the Arrangers and charges of Intralinks with respect thereto and all other Loan Documents, in each case to the extent provided in the Credit Agreement.

    EXECUTION IN COUNTERPARTS

    This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Amendment by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all parties shall be lodged with the Borrower and the Administrative Agent.

    GOVERNING LAW

    This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which the parties hereto agree apply hereto).

    ENTIRE AGREEMENT

    This Amendment and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Amendment and the other Loan Documents.

    NOTICES

    All communications and notices hereunder shall be given as provided in the Credit Agreement.

    SEVERABILITY

    In the event any one or more of the provisions contained in this Amendment or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SUCCESSORS

    Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Amendment shall bind and inure to the benefit of their respective successors and assigns.

    WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

Enexus Energy Corporation,
as Borrower

By: /s/ Paul A. Stadnikia
Name: Paul A. Stadnikia
Title: Treasurer

Citigroup Global Markets Inc.,
as Joint Book Runner and Join Lead Arranger

By: /s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Director

Goldman Sachs Lending Partners LLC,
as Joint Book Runner and Join Lead Arranger

By: /s/ Alexis Maged
Name: Alexis Maged
Title: Authorized Signatory

BNP Paribas,
as Administrative Agent

By: /s/ Pasquale A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Vice President

By: /s/ Mark A. Renaud
Name: Mark A. Renaud
Title: Managing Director

Citibank, N.A.,
as Lender

By: /s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Vice President

BNP Paribas,
as Lender

By: /s/ Pasquale A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Vice President

By: /s/ Mark A. Renaud
Name: Mark A. Renaud
Title: Managing Director

Goldman Sachs Lending Partners LLC,
as Lender

By: /s/ Alexis Maged
Name: Alexis Maged
Title: Authorized Signatory

MIZUHO CORPORATE BANK, LTD.,
as Lender

By: /s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

THE BANK OF NOVA SCOTIA
as Lender

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

Calyon New York Branch,
as Lender

By: /s/ Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Director

Natixis New York Branch,
as Lender

By: /s/ Richard Garcia
Name: Richard Garcia
Title: Senior Managing Director

By: /s/ Stephane Leroy
Name: Stephane Leroy
Title: Director

UNION BANK, N.A.,
as Lender

By: /s/ John Guilds
Name: John Guilds
Title: Vice President

Bank of America, N.A.,
as Lender

By: /s/ Jacob Dowden
Name: Jacob Dowden
Title: Vice President

BARCLAYS BANK PLC,
as Lender

By: /s/ Sam Yoo
Name: Sam Yoo
Title: Assistant Vice President

KEYBANK NATIONAL ASSOCIATION
as Lender

By: /s/ Paul J. Pace
Name: Paul J. Pace
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.,
as Lender

By: /s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

Regions Bank,
as Lender

By: /s/ William A. Philipp
Name: William A. Philipp
Title: Vice President

Deutsche Bank Trust Company Americas
as Lender

By: /s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By: /s/ Paul O'Leary
Name: Paul O'Leary
Title: Director